SCHEDULE 2
WORLDWIDE NETWORK OF SUBCUSTODIANS

COUNTRY

Argentina

Australia Austria Bahrain Bangladesh Belgium Benin Bermuda Botswana

Brazil Bulgaria

Burkina Faso Canada Cayman Islands Channel Islands Chile Chile

China (Shanghai and Shenzhen) Colombia

Costa Rica Croatia

Cyprus Czech Republic

Denmark

Ecuador Egypt Estonia

Euromarket Euromarket

Finland France France Germany

Ghana

Greece Guinea Bissau

Hong Kong Hungary

Iceland Iceland

SUBCUSTODIAN

Citibank, N.A.

National Australia Bank Limited UniCredit Bank Austria AG HSBC Bank Middle East Limited Standard Chartered Bank Bangladesh Citibank International Plc Société Générale de Banques en Côte d’lvoire HSBC Bank Bermuda Limited Stanbic Bank Botswana Ltd.

Citibank, N.A. ING Bank N.V.

Société Générale de Banques en Côte d’lvoire CIBC Mellon Trust Company The Bank of New York Mellon The Bank of New York Mellon Banco Itau S.A. (Chile) Banco de Chile

HSBC Bank (China) Company Limited Cititrust Colombia S.A.

Banco Nacional de Costa Rica Privredna Banka Zabreb d.d.

BNP Paribas Securities Services, Athens ING Bank N.V.

Danske Bank A/S

Banco de la Produccion SA HSBC Bank Egypt S.A.E. SEB Bank AS

Clearstream Banking Luxembourg S.A. Euroclear Bank

Skandinaviska Enskilda Banken AB (publ) Helsinki Branch BNP Paribas Securities Services Citibank International Plc BNY Mellon Asset Servicing GmbH

Stanbic Bank Ghana Ltd.

BNP Paribas Securities Services, Athens Société Générale de Banques en Côte d’lvoire

The Hongkong and Shanghai Banking Corporation, Limited ING Bank NV.

Landsbankinn hf. (effective May 3, 2011) Islandsbanki hf

BNY Schedule 2.doc

1 Rev. 09/1/2011

COUNTRY

India Indonesia

Ireland Israel

Italy

Ivory Coast Japan

Japan Jordan Kazakhstan Kenya Kuwait Latvia Lebanon Lithuania

Luxembourg Malaysia Mali Malta Mauritius Mexico Morocco Namibia

Netherlands

New Zealand Niger Nigeria Norway

Oman Pakistan

Palestinian Autonomous Area Peru

Philippines Poland

Portugal

Qatar Romania

Russia Russia Saudi Arabia

Senegal Serbia

Singapore Singapore

Slovak Republic

Slovenia Slovenia

SUBCUSTODIAN

Deutsche Bank AG HSBC Ltd.

The Bank of New York Mellon, London Bank Hapoalim B.M.

Intesa Sanpaolo S.p.A

Société Générale de Banques en Côte d’lvoire - Abidjian The Bank of Tokyo-Mitsubishi UFJ Ltd.

Mizuho Corporate Bank, Limited HSBC Bank Middle East Limited HSBC Bank Kazakhstan CFC Stanbic Bank Limited HSBC Bank Middle East Ltd. AS SEB banka HSBC Bank Middle East Limited SEB Bankas AB

Banque et Caisse d’Epargne de l’Etat HSBC Bank Malaysia Berhad Société Générale de Banques en Côte d’lvoire HSBC Bank Malta plc The Hongkong and Shanghai Banking Corporation Banco Nacional de Mexico Citibank Maghreb Standard Bank Namibia Ltd.

The Bank of New York Mellon SA/NV

National Australia Bank New Zealand-National Nominees Ltd. Société Générale de Banques en Côte d’lvoire Stanbic IBTC Bank Plc DnB NOR Bank ASA

HSBC Bank Middle East Limited Deutsche Bank AG Karachi.

HSBC Bank Middle East, Ramallah Citibank, N.A. Sucural de Lima

The Hongkong and Shanghai Banking Corporation Manila ING Bank Slaski S.A.

Citibank International Plc

HSBC Bank Middle East Limited, Doha ING Bank N.V.

ING Bank (Eurasia) ZAO ZAO Citibank Moscow HSBC Saudi Arabia Limited

Société Générale de Banques en Côte d’lvoire UniCredit Bank Austria AG

United Overseas Bank Limited DBS Bank Ltd.

ING Bank N.V.

UniCredit Banka Slovenia d.d. UniCredit Bank Austria AG

BNY Schedule 2.doc

2 Rev. 09/1/2011

COUNTRY

South Africa

South Korea Spain

Spain

Sri Lanka Swaziland Sweden Switzerland

Switzerland

Taiwan Thailand Thailand

Togo

Trinidad & Tobago

Tunisia Turkey

Uganda Ukraine

United Arab Emirates United Kingdom

United Kingdom United States Uruguay

Venezuela Vietnam Zambia Zimbabwe

SUBCUSTODIAN

Standard Bank of South Africa

The Hongkong and Shanghai Banking Corporation Banco Bilbao Vizcaya Argentaria S.A.

Santander Investment Services, S.A.

The Hongkong and Shanghai Banking Corporation Standard Bank Swaziland Limited Skandinaviska Enskilda Banken Credit Suisse AG

UBS AG, Zurich

Standard Chartered Bank (Taiwan) Limited The Hongkong and Shanghai Banking Corporation Bangkok Bank Ltd.

Société Générale de Banques en Côte d’lvoire

Republic Bank Ltd

Banque Internationale Arabe de Tunisie Deutsche Bank AS

Stanbic Bank Uganda Ltd. ING Bank Ukraine

HSBC Bank Middle East Limited, Dubai The Bank of New York Mellon

Deutsche Bank AG (The Depository & Clearing Centre) The Bank of New York Mellon Banco Itau Uruguay S.A.

Citibank, N.A., Sucural HSBC Bank (Vietnam) Ltd. Stanbic Bank Zambia Ltd. Stanbic Bank Zimbabwe Ltd.

BNY Schedule 2.doc

3 Rev. 09/1/2011